Robinhood Reports Third Quarter 2023 Results

Company plans to launch UK Brokerage operations and EU Crypto trading in the coming weeks

MENLO PARK, Calif. – November 7, 2023 – Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) today announced financial results for the third quarter of 2023, which ended September 30, 2023.

Third Quarter Results:
•Total net revenues increased 29% year-over-year to $467 million, primarily due to higher net interest and other revenues, partially offset by lower transaction-based revenues.
•Net interest revenues increased 96% year-over-year to $251 million, driven by growth in interest earning assets and higher short term interest rates.
•Transaction-based revenues decreased 11% year-over-year to $185 million.
◦Options was unchanged at $124 million.
◦Equities decreased 13% to $27 million.
◦Cryptocurrencies decreased 55% to $23 million.
•Net loss was $85 million, or earnings per share (EPS) of -$0.09, compared with a net loss of $175 million, or EPS of -$0.20, in Q3 2022.
◦Q3 2023 EPS of -$0.09 included -$0.11 per share impact from a regulatory accrual of $104 million.
•Operating expenses decreased 1% year-over-year to $540 million.
◦Adjusted Operating Expenses (non-GAAP, previously Operating expenses prior to SBC) increased 5% year-over-year to $353 million.
◦Share-based compensation (SBC) decreased by 25% year-over-year to $83 million.
•Adjusted EBITDA (non-GAAP) increased 191% year-over-year to $137 million.
•Net Cumulative Funded Accounts increased by 360 thousand year-over-year to 23.3 million.
•Assets Under Custody (AUC) increased 34% year-over-year to $87 billion, primarily driven by continued Net Deposits and higher equity valuations.
•Net Deposits were $4.0 billion, which translates to an annualized growth rate of 18% relative to AUC at the end of Q2 2023. Over the past twelve months, Net Deposits were $17.3 billion, which translates to a growth rate of 27% relative to AUC at the end of Q3 2022.
•Average Revenue Per User (ARPU) increased by 27% year-over-year to $80.
•Cash and cash equivalents totaled $4.9 billion compared with $6.2 billion at the end of Q3 2022.
◦The year-over-year decrease was primarily driven by share purchases, movement of some corporate cash into investments, and the acquisition of X1 Inc. (now "Robinhood Credit").
•Monthly Active Users (MAU) decreased 16% year-over-year to 10.3 million.

“It's been nearly 10 years since we founded Robinhood and we're just getting started. Over the past year, we’ve put a lot more value in products like Robinhood Gold including a 4.9% annual yield on cash and a 3% match on IRA contributions,” said Vlad Tenev, CEO and Co-Founder of Robinhood Markets. “Looking ahead, we remain focused on providing industry-leading products that serve far more of customers’ financial needs, gaining market share, expanding internationally, and continuing to change the industry for the better.”
“With growing market share of retail trading and increased customer adoption across Robinhood Retirement, Instant Withdrawals, Securities Lending and Robinhood Gold, we're excited to see momentum building,” said Jason Warnick, Chief Financial Officer of Robinhood Markets. “As we continue to grow revenues and stay lean on expenses, we're focused on delivering strong operating leverage over time to drive shareholder value.”

Highlights

Robinhood’s industry-leading offerings fuel product adoption
•Robinhood Retirement continues to grow ahead of IRA season with nearly 400 thousand accounts and assets over $1 billion less than one year after launch.
•Customers are taking advantage of broadening Robinhood Gold offerings. Subscriptions grew to more than 1.3 million in the quarter, with 100 thousand added in Q3 alone.
•We have more than doubled the stocks and ETFs available in extended hours trading via Robinhood 24 Hour Market, now up to 95.
•In September, we introduced our Crypto Pricing Dashboard, showing that customers get the most crypto for their dollar at Robinhood. Check it out at: https://robinhood.com/us/en/about/crypto/.

Robinhood looks to the future as it explores and expands growth opportunities
•With an experienced team in place, we will soon launch brokerage operations in the UK.
•As another step in global expansion, we are also planning to launch crypto trading in the EU following our UK launch.
•We are continuing work to build futures trading, aiming to bring the intuitive mobile experience that customers know from Robinhood to the industry.

Robinhood purchased 55.3 million shares of its Class A common stock
•This return of capital helped drive shareholder value by reducing the company's share count by nearly 7 percent in the third quarter.

Webcast and Conference Call Information

Robinhood will host a conference call to discuss its results at 2 p.m. PT / 5 p.m. ET today, November 7, 2023. The live webcast of Robinhood's earnings conference call can be accessed at investors.robinhood.com, along with the earnings press release and accompanying slide presentation.

Following the call, a replay and transcript will also be available at the same website.

Financial Outlook

Based on our Q3 2023 results, our expense outlook for 2023 has changed from our prior outlook at Q2 2023 earnings (August 2, 2023). We now expect:

•GAAP total operating expenses for full-year 2023 to be in the range of $2.399 billion to $2.439 billion (including a $104 million regulatory accrual in Q3 2023), updated from our prior outlook of $2.330 billion to $2.410 billion.

•Adjusted Operating Expenses for full-year 2023 to be in the range of $1.435 billion to $1.455 billion, an improvement of $5 million from the midpoint from our prior outlook (previously operating expenses prior to SBC) of $1.430 billion to $1.470 billion.

•SBC for full-year 2023 (including the 2021 Founders Award Cancellation of $485 million in Q1 2023) to be in the range of $860 million to $880 million, an improvement of $50 million at the midpoint of the range from our prior outlook of $900 million to $940 million.

Actual results might differ materially from our outlook due to several factors, including the rate of growth in net new funded accounts which affects several costs including variable marketing costs, the degree to which we are successful in preventing fraud, our ability to manage web-hosting expenses efficiently, and our ability to achieve productivity improvements in customer service, among other factors. The above expense outlook does not include potential significant regulatory matters that may arise or accruals we may determine in the future are required, as we are unable to accurately predict the size or timing of such matters or accruals. See “Non-GAAP Financial Measures” for more information on Adjusted Operating Expenses.

About Robinhood

Robinhood Markets is on a mission to democratize finance for all. With Robinhood, people can invest with no account minimums through Robinhood Financial LLC, buy and sell crypto through Robinhood Crypto, LLC, spend, save, and earn rewards through Robinhood Money, LLC, and learn about investing through easy-to-understand educational content.

Robinhood uses the “Overview” tab of its Investor Relations website (accessible at investors.robinhood.com/overview) and its Newsroom (accessible at newsroom.aboutrobinhood.com), as means of disclosing information to the public in a broad, non-exclusionary manner for purposes of the Securities and Exchange Commission's (“SEC”) Regulation Fair Disclosure (Reg. FD). Investors should routinely monitor those web pages, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on them could be deemed to be material information.

“Robinhood” and the Robinhood feather logo are registered trademarks of Robinhood Markets, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Contacts

Investors:
ir@robinhood.com

Press:
press@robinhood.com

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(in millions, except share and per share data)	2022	2023
Assets
Current assets:
Cash and cash equivalents	$6,339	$4,889
Cash segregated under federal and other regulations	2,995	3,448
Receivables from brokers, dealers, and clearing organizations	76	63
Receivables from users, net	3,218	3,704
Securities borrowed	517	1,204
Deposits with clearing organizations	186	275
Asset related to user cryptocurrencies safeguarding obligation	8,431	10,183
User-held fractional shares	997	1,396
Held-to-maturity investments	—	372
Prepaid expenses	86	75
Other current assets	72	130
Total current assets	22,917	25,739
Property, software, and equipment, net	146	123
Goodwill	100	164
Intangible assets, net	25	53
Non-current held-to-maturity investments	—	118
Non-current prepaid expenses	17	3
Other non-current assets	132	118
Total assets	$23,337	$26,318
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$185	$373
Payables to users	4,701	4,325
Securities loaned	1,834	3,245
User cryptocurrencies safeguarding obligation	8,431	10,183
Fractional shares repurchase obligation	997	1,396
Other current liabilities	105	126
Total current liabilities	16,253	19,648
Other non-current liabilities	128	96
Total liabilities	16,381	19,744
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 210,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and September 30, 2023.	—	—
Class A common stock, $0.0001 par value. 21,000,000,000 shares authorized, 764,888,917 shares issued and outstanding as of December 31, 2022; 21,000,000,000 shares authorized, 735,575,641 shares issued and outstanding as of September 30, 2023.	—	—
Class B common stock, $0.0001 par value. 700,000,000 shares authorized, 127,862,654 shares issued and outstanding as of December 31, 2022; 700,000,000 shares authorized, 126,983,025 shares issued and outstanding as of September 30, 2023.	—	—
Class C common stock, $0.0001 par value. 7,000,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and September 30, 2023.	—	—
Additional paid-in capital	11,861	12,054
Accumulated other comprehensive income (loss)	—	(4)
Accumulated deficit	(4,905)	(5,476)
Total stockholders’ equity	6,956	6,574
Total liabilities and stockholders’ equity	$23,337	$26,318

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		YOY% Change	Three Months Ended June 30,	QOQ% Change
(in millions, except share, per share, and percentage data)	2022	2023		2023
Revenues:
Transaction-based revenues	$208	$185	(11)%	$193	(4)%
Net interest revenues	128	251	96%	234	7%
Other revenues	25	31	24%	59	(47)%
Total net revenues	361	467	29%	486	(4)%

Operating expenses(1)(2):
Brokerage and transaction	33	39	18%	39	—%
Technology and development	185	202	9%	207	(2)%
Operations	65	41	(37)%	36	14%
Marketing	19	28	47%	25	12%
General and administrative	233	230	(1)%	159	45%
Total operating expenses	535	540	1%	466	16%

Other (income) expense, net	—	2	NM	(2)	NM
Income (loss) before income taxes	(174)	(75)	(57)%	22	(441)%
Provision for (benefit from) income taxes	1	10	900%	(3)	(433)%
Net income (loss)	$(175)	$(85)	(51)%	$25	(440)%
Net income (loss) attributable to common stockholders:
Basic	$(175)	$(85)		$25
Diluted	$(175)	$(85)		$25
Net income (loss) per share attributable to common stockholders:
Basic	$(0.20)	$(0.09)		$0.03
Diluted	$(0.20)	$(0.09)		$0.03
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	882,356,575	895,108,790		904,984,863
Diluted	882,356,575	895,108,790		921,269,749

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,		YOY% Change
(in millions, except share, per share, and percentage data)	2022	2023
Revenues:
Transaction-based revenues	$628	$585	(7)%
Net interest revenues	257	693	170%
Other revenues	93	116	25%
Total net revenues	978	1,394	43%

Operating expenses(1)(2):
Brokerage and transaction	94	114	21%
Technology and development	698	608	(13)%
Operations	242	119	(51)%
Marketing	74	79	7%
General and administrative	727	1,036	43%
Total operating expenses	1,835	1,956	7%

Other (income) expense, net	2	—	—%
Loss before income taxes	(859)	(562)	(35)%
Provision for income taxes	3	9	200%
Net loss	$(862)	$(571)	(34)%
Net loss attributable to common stockholders:
Basic	$(862)	$(571)
Diluted	$(862)	$(571)
Net loss per share attributable to common stockholders:
Basic	$(0.99)	$(0.64)
Diluted	$(0.99)	$(0.64)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	875,055,571	898,999,464
Diluted	875,055,571	898,999,464

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
________________
(1) The following table presents operating expenses as a percent of total net revenues:

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2022	2023	2023	2022	2023
Brokerage and transaction	9%	8%	8%	10%	8%
Technology and development	51%	43%	43%	71%	44%
Operations	18%	9%	7%	25%	9%
Marketing	5%	6%	5%	8%	6%
General and administrative	65%	49%	33%	74%	74%
Total operating expenses	148%	115%	96%	188%	141%

(2)    The following table presents the SBC in our unaudited condensed consolidated statements of operations for the periods indicated:

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
(in millions)	2022	2023	2023	2022	2023
Brokerage and transaction	$2	$2	$2	$4	$6
Technology and development	25	51	56	166	161
Operations	—	3	1	5	6
Marketing	—	1	1	3	3
General and administrative	83	26	49	316	614
Total SBC	$110	$83	$109	$494	$790

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2023	2022	2023
Operating activities:
Net loss	$(175)	$(85)	$(862)	$(571)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	15	19	44	54
Impairment of long-lived assets	47	12	47	12
Provision for credit losses	9	14	28	29
Share-based compensation	110	83	494	790
Other	8	(39)	8	(39)
Changes in operating assets and liabilities:
Securities segregated under federal and other regulations	20	—	—	—
Receivables from brokers, dealers, and clearing organizations	14	54	13	13
Receivables from users, net	92	(391)	2,565	(502)
Securities borrowed	(73)	(244)	(139)	(687)
Deposits with clearing organizations	88	(52)	127	(89)
Current and non-current prepaid expenses	18	17	29	26
Other current and non-current assets	14	58	5	—
Accounts payable and accrued expenses	(38)	94	(45)	145
Payables to users	(400)	(786)	(1,080)	(376)
Securities loaned	56	263	(2,228)	1,411
Other current and non-current liabilities	(12)	6	(39)	5
Net cash provided by (used in) operating activities	(207)	(977)	(1,033)	221
Investing activities:
Purchases of property, software, and equipment	(6)	(1)	(25)	(1)
Capitalization of internally developed software	(8)	(5)	(22)	(14)
Purchases of available-for-sale investments	—	—	(24)	—
Proceeds from sales and maturities of available-for-sale investments	14	—	19	10
Purchases of held-to-maturity investments	—	(76)	—	(651)
Proceeds from maturities of held-to-maturity investments	—	75	—	167
Acquisitions of a business, net of cash and cash equivalents acquired	—	(90)	—	(90)
Other	(11)	—	(19)	—
Net cash used in investing activities	(11)	(97)	(71)	(579)
Financing activities:
Proceeds from issuance of common stock under the Employee Stock Purchase Plan ("ESPP")	—	—	13	9
Taxes paid related to net share settlement of equity awards	(2)	(4)	(9)	(9)
Payments of debt issuance costs	—	—	(10)	(10)
Draws on credit facilities	10	10	21	20
Repayments on credit facilities	(10)	(10)	(21)	(20)
Change in principal collected from customers due to Coastal Bank	—	(3)	—	(3)
Proceeds from exercise of stock options, net of repurchases	1	—	6	2
Repurchase of common stock	—	(608)	—	(608)
Net cash used in financing activities	(1)	(615)	—	(619)
Effect of foreign exchange rate changes on cash and cash equivalents	(2)	—	(2)	—
Net decrease in cash, cash equivalents, segregated cash and restricted cash	(221)	(1,689)	(1,106)	(977)
Cash, cash equivalents, segregated cash and restricted cash, beginning of the period	9,385	10,069	10,270	9,357
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$9,164	$8,380	$9,164	$8,380
Cash and cash equivalents, end of the period	$6,187	$4,889	$6,187	$4,889
Segregated cash, end of the period	2,954	3,448	2,954	3,448
Restricted cash in other current assets, end of the period	1	26	1	26
Restricted cash in other non-current assets, end of the period	22	17	22	17
Cash, cash equivalents, segregated cash and restricted cash, end of the period	9,164	8,380	9,164	8,380
Supplemental disclosures:
Cash paid for interest	$—	$2	$6	$8
Cash paid for income taxes, net of refund received	$1	$7	$4	$9

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
(in millions)	2022	2023	2023	2022	2023
Net income (loss)	$(175)	$(85)	$25	$(862)	$(571)
Net margin	(48)%	(18)%	5%	(88)%	(41)%
Add:
Interest expenses related to credit facilities	6	6	5	18	17
Provision for (benefit from) income taxes	1	10	(3)	3	9
Depreciation and amortization	15	19	15	44	54
EBITDA (non-GAAP)	(153)	(50)	42	(797)	(491)
Less: SBC
2021 Founders Award Cancellation	—	—	—	—	485
SBC excluding 2021 Founders Award Cancellation(1)	110	83	109	494	305
Restructuring charges(2)	90	—	—	107	—
Significant legal and tax settlements and reserves	—	104	—	20	104
Adjusted EBITDA (non-GAAP)	$47	$137	$151	$(176)	$403
Adjusted EBITDA margin (non-GAAP)	13%	29%	31%	(18)%	29%
________________

(1) SBC excluding 2021 Founders Award Cancellation benefited from restructuring-related net reversals of previously recognized expense as follows:
•$53 million for the three months ended September 30, 2022 in connection with the reduction in force announced on August 2, 2022 (the “August 2022 Restructuring”);
•$77 million for the nine months ended September 30, 2022 in connection both with the reduction in force announced on April 26, 2022 (the “April 2022 Restructuring”) and August 2022 Restructuring.
(2) Restructuring charges includes:
•$90 million for the three months ended September 30, 2022 related to the August 2022 Restructuring, consisting of $47 million of impairments and $9 million of accelerated depreciation, in each case relating to office closures, and $34 million of cash charges for employee-related wages, benefits and severance; and
•$107 million for the nine months ended September 30, 2022 related to both the April 2022 Restructuring and August 2022 Restructuring and consisting of $47 million of impairments and $9 million of accelerated depreciation, in each case relating to office closures, and $51 million of cash charges for employee-related wages, benefits and severance.

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
(in millions)	2022	2023	2023	2022	2023
Total operating expenses (GAAP)	$535	$540	$466	$1,835	$1,956
Less: SBC
2021 Founders Award Cancellation	—	—	—	—	485
SBC Excluding 2021 Founders Award Cancellation[1]	110	83	109	494	305
Less: Restructuring Charges	90	—	—	107	—
Less: Significant legal and tax settlements and reserves	—	104	—	20	104
Adjusted Operating Expenses (Non-GAAP)	$335	$353	$357	$1,214	$1,062
(1) 2022 amounts include an aggregate benefit of $77 million from share-based compensation net reversals in connection with the April 2022 and August 2022 Restructurings.

Reconciliation of GAAP to Non-GAAP Financial Outlook
(Unaudited)

	Financial Outlook for the Year Ending December 31, 2023
	Prior Outlook(1) (in millions)	Updated Outlook (in millions)	Change (in millions)
Total operating expenses (GAAP)	$2,330 - $2,410	$2,399 - $2,439	increased by $49 at the midpoint
Less: SBC
2021 Founders Award Cancellation	$485	$485	no change
SBC excluding 2021 Founders Award Cancellation	$415 - $455	$375 - $395	decreased by $50 at the midpoint
Less: Significant legal and tax settlements and reserves	not included in prior outlook	$104	increased by $104
Adjusted Operating Expenses (non-GAAP)	$1,430 - $1,470	$1,435 - $1,455	decreased by $5 at the midpoint

(1) Prior Outlook provided at Q2 2023 Earnings on August 2nd, 2023. Prior Outlook included total operating expenses prior to SBC for full-year 2023 (now Adjusted Operating Expenses), see “Non-GAAP Financial Measures”.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the expected financial performance of Robinhood Markets, Inc. and its consolidated subsidiaries (“we,” “Robinhood,” or the “Company”) and our strategic and operational plans, including (among others) statements regarding that looking ahead, we remain focused on providing industry-leading products that serve far more of customers' financial needs, gaining market share, expanding internationally, and continuing to change the industry for the better; that by growing revenues and staying lean on expenses, we are focused on delivering strong operating leverage over time to drive shareholder value; that Robinhood looks to the future as it explores and expands growth opportunities; that we will soon launch brokerage operations in the UK; that as another step in global expansion we’re also planning to launch crypto trading in the EU following our UK launch; that we are continuing work to build futures trading, aiming to bring the intuitive mobile experience that customers know from Robinhood to the industry; and all statements and information under the headings “Financial Outlook” and “Reconciliation of GAAP to Non-GAAP Financial Outlook.” Forward looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will” “should,” “expect,” “plan” “anticipate,” “could,” “intend,” “target” “project” “contemplate,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or similar expressions that concern our expectations, strategy, plans, or intentions. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this press release. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our limited operating experience at our current scale; the difficulty of managing our business effectively, including the size of our workforce, and the risk of continued declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices; our exposure to fluctuations in interest rates and rapidly changing interest rate environments; the difficulty of raising additional capital (to provide liquidity needs and support business growth and objectives) on reasonable terms, if at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for processing, operational, or technical errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions that impact the global financial markets, or a systemic market event, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive, complex, and changing regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and invest in new products and services in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform some key functions and the risk that processing, operational or technological failures could impair the availability or stability of our platform; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the volatility of cryptocurrency prices and trading volumes; the risk that our platform and services could be exploited to facilitate illegal payments; and the risk that substantial future sales of Class A common stock in the public market, or the perception that they may occur, could cause the price of our stock to fall. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results can be found in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as in our other filings with the SEC, all of which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements are made as of the date of this press release, November 7, 2023, and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this press release whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this press release with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income (loss) and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, and Adjusted Operating Expenses. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss), excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) SBC, (v) significant legal and tax settlements and reserves, and (vi) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total net revenues. The most directly comparable GAAP measure is net margin (calculated as net income (loss) divided by total net revenues). We believe Adjusted EBITDA Margin provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Adjusted EBITDA Margin is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted Operating Expenses

Adjusted Operating Expenses is defined as GAAP total operating expenses minus (i) share-based compensation (or SBC), (ii) significant legal and tax settlements and reserves, and (iii) other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results, of operations, and render comparisons with prior periods less meaningful. We believe Adjusted Operating Expenses provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. Adjusted Operating Expenses is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. In August 2023, the Company’s expense outlook included total operating expenses prior to SBC for full-year 2023, which was defined as the applicable GAAP operating expense line item minus the SBC included within such line item.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, we use the key performance metrics described below to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Net Cumulative Funded Accounts

We define “Net Cumulative Funded Accounts” as New Funded Accounts less Churned Accounts plus Resurrected Accounts (each as defined below). We define a “New Funded Account” as a Robinhood Account into which the user makes an initial deposit, money transfer or asset transfer, of any amount, during the relevant period. We define a "Robinhood Account" as a unique log-in that provides the account user access to any and all of the products offered on the Robinhood platform, with the exception of Robinhood Credit. A Robinhood Account is considered “Churned” if it was ever a New Funded Account whose account balance (measured as the fair value of assets in the account less any amount due from the user and excluding certain Company-initiated Credits) drops to or below zero for at least 45 consecutive calendar days. Negative balances typically result from Fraudulent Deposit Transactions (as defined below) and unauthorized debit card use, and less often, from margin loans. "Company-initiated Credits" are amounts that are deposited into a Robinhood Account by the Company with no action taken by the user. Examples of Company-initiated Credits excluded for purposes of identifying Churned Accounts and Resurrected Accounts are price correction credits, related interest adjustments, and fee adjustments. “Fraudulent Deposit Transactions” occur when users initiate deposits into their accounts, make trades on our platform using a short-term extension of credit from us, and then repatriate or reverse the deposits, resulting in a loss to us of the credited amount. A Robinhood Account is considered “Resurrected” in a stated period if it was a Churned Account as of the end of the immediately preceding period and its balance (excluding certain Company-initiated Credits) rises above zero. Accounts held by Robinhood Credit customers who a) had a credit balance or transaction during Q3 2023 and b) did not already have a Robinhood Account, are also considered New Funded Accounts.

Monthly Active Users (“MAU”)

We define MAUs as the number of unique Robinhood Accounts who meet one of the following criteria at any point during a specified calendar month: a) executes a debit card transaction, b) transitions between two different screens on a mobile device while logged into their Robinhood Account or c) loads a page in a web browser while logged into their Robinhood Account. A user need not satisfy these conditions on a recurring monthly basis or have a funded account to be included in MAU. MAU figures in this press release reflect MAU for the last month of the relevant period presented. We utilize MAU to measure how many customers interact with our products and services during a given month. MAU does not measure the frequency or duration of the interaction, but we consider it a useful indicator for engagement. Additionally, MAUs are positively correlated with, but are not indicative of, the performance of revenue and other key performance indicators. We do not currently include Robinhood Credit customers in our calculation of MAU.

Assets Under Custody (“AUC”)

We define AUC as the sum of the fair value of all equities, options, cryptocurrency and cash held by users in their accounts, net of receivables from users, as of a stated date or period end on a trade date basis. Net Deposits and net market gains (losses) drive the change in AUC in any given period.

Net Deposits

We define “Net Deposits” as all cash deposits and asset transfers received from customers, net of reversals, customer cash withdrawals, and other assets transferred out of our platform (assets transferred in or out include debit card transactions, Automated Customer Account Transfer Service (“ACATS”) transfers, and custodial crypto wallet transfers) for a stated period.

Average Revenue Per User (“ARPU”)

We define ARPU as total revenue for a given period divided by the average of Net Cumulative Funded Accounts on the last day of that period and the last day of the immediately preceding period. Figures in this release represent annualized ARPU for each three-month period presented.

Growth Rate and Annualized Growth Rate with respect to Net Deposits

When used with respect to Net Deposits, “growth rate” and “annualized growth rate” provide information about Net Deposits relative to total AUC. "Growth rate" is calculated as aggregate Net Deposits over a specified 12 month period, divided by AUC for the fiscal quarter that immediately precedes such 12 month period. “Annualized growth rate” is calculated as Net Deposits for a specified quarter multiplied by 4 and divided by AUC for the immediately preceding quarter.